EXHIBIT 10.50

THIRD AMENDMENT TO THE SELLER WARRANT AGREEMENT

THIS THIRD AMENDMENT TO THE SELLER WARRANT AGREEMENT (the “Amendment”) is made effective as of March 8, 2005, between Alion Science and Technology Corporation, a Delaware corporation (the “Company”), and Illinois Institute of Technology, an Illinois not-for-profit corporation (“IIT”).

WHEREAS, the Company, IIT Research Institute, an Illinois not-for-profit corporation affiliated with and controlled by IIT (“IITRI”), and Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “Trust”) entered into that certain Seller Warrant Agreement dated as of the 20th day of December 2002 (the “Seller Warrant Agreement”), pursuant to which the Company issued to IITRI warrants to purchase One Million Eighty Thousand Four Hundred Thirty-Six and Eight-Tenths (1,080,436.8) shares of the Company’s $0.01 par value per share common stock (“Common Stock”);

WHEREAS, as of July 1, 2004, IITRI transferred to IIT all its rights and interests in the Seller Warrant Agreement;

WHEREAS, the Company and IIT entered into that certain First Amendment to the Seller Warrant Agreement effective as of December 16, 2004 (the “First Amendment”), pursuant to which the parties agreed to certain amendments to the Seller Warrant Agreement;

WHEREAS, the Company and IIT entered into that certain Second Amendment to the Seller Warrant Agreement effective as of January 24, 2005 (the “Second Amendment”), pursuant to which the parties agreed to certain further amendments to the Seller Warrant Agreement (as amended by the First Amendment and the Second Amendment, the “Amended Seller Warrant Agreement”);

WHEREAS, the Company and IIT desire to amend Sections 3(l)(i) and 16(c) of the Amended Seller Warrant Agreement as set forth herein; and

WHEREAS, the Trust is a party to the Amended Seller Warrant Agreement only for the purposes of Sections 6, 7, 15 and 17 through 25 of the Amended Seller Warrant Agreement, and pursuant to Section 18 of the Amended Seller Warrant Agreement, Sections 3(l)(i) and 16(c) may be amended by the mutual written agreement of the Company and IIT, without the need to obtain the Trust’s consent.

NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Amendments to the Amended Seller Warrant Agreement.

(a) Section 3(l)(i) of the Amended Seller Warrant Agreement is hereby amended by deleting the entire text of Section 3(l)(i) and substituting in lieu thereof:

“SARs issued to employees, consultants, officers or directors of the Company or any of its Subsidiaries with an exercise price no less than Fair Value, except for such amount of SARs that, at the time of issuance, would cause the aggregate number of SARs then outstanding (excluding any SARs that have (x) been exercised, (y) expired, terminated unexercised, or become unexercisable or (z) been forfeited or otherwise terminated, surrendered or canceled) to be in excess of:

(1) two percent (2%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities) at the first anniversary of the Effective Date;

(2) four percent (4%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities) at the second anniversary of the Effective Date;

(3) the sum of (a) thirty-three thousand (33,000), plus (b) the amount equal to six percent (6%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities), at the third anniversary of the Effective Date;

(4) the sum of (a) thirty-three thousand (33,000), plus (b) the amount equal to eight percent (8%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities), at the fourth anniversary of the Effective Date; and

(5) the sum of (a) thirty-three thousand (33,000), plus (b) the amount equal to ten percent (10%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities), at the fifth anniversary of the Effective Date.”

(b) Section 16(c) of the Amended Seller Warrant Agreement is hereby amended by deleting the entire text of Section 16(c) and substituting in lieu thereof:

“As long as none of the clauses (a), (b) or (c) of the definition of Current Market Price in Section 3(c)(ii) is applicable to the Common Stock, all SARs issued by the Company will be issued with an exercise price no less than the per share value of the Common Stock as set forth in the then most recent appraisal performed by an independent appraiser at the Company’s request in connection with the ESOP. If one of the clauses (a), (b) or (c) of the definition of Current Market Price in Section 3(c)(ii) is applicable to the Common Stock, all SARs issued by the Company will be issued with an exercise price no less than the then current Current Market Price. All SARs issued by the Company will vest in accordance with the terms of the Company’s Stock Appreciation Rights Plan, as in effect at the time of issuance. The Company will not issue SARs that cause the aggregate number of outstanding SARs (excluding any SARs that have been exercised, that have expired, terminated unexercised, or become unexercisable or that have been forfeited or otherwise terminated, surrendered or cancelled), at the time of issuance, to be in excess of:

(1) two percent (2%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities) at the first anniversary of the Effective Date;

(2) four percent (4%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities) at the second anniversary of the Effective Date;

(3) the sum of (a) thirty-three thousand (33,000), plus (b) the amount equal to six percent (6%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities), at the third anniversary of the Effective Date;

(4) the sum of (a) thirty-three thousand (33,000), plus (b) the amount equal to eight percent (8%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities), at the fourth anniversary of the Effective Date; and

(5) the sum of (a) thirty-three thousand (33,000), plus (b) the amount equal to ten percent (10%) of the number of then outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all outstanding options, warrants and rights and the conversion into Common Stock of all convertible securities), at the fifth anniversary of the Effective Date.”

2. Waivers. The parties hereto hereby agree that neither the execution of this Amendment nor any provision contained herein shall be deemed to in any way affect or act to restrict or terminate the provisions of Section 2 of the First Amendment or Section 2 of the Second Amendment, including without limitation, any waivers and releases granted to and/or given for the benefit of the Company therein.

3. Remainder of the Amended Seller Warrant Agreement Not Affected. Except as set forth in Section 1 hereof, the terms and provisions of the Amended Seller Warrant Agreement remain in full force and effect without change, amendment, waiver or modification.

4. Ratification. As modified hereby, the Amended Seller Warrant Agreement and its terms and provisions are hereby ratified for all purposes and in all respects.

5. Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

6. References. From and after the date provided above, all references to the Amended Seller Warrant Agreement shall be deemed to be references to the Amended Seller Warrant Agreement as modified hereby.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

8. Conflict. In the event of any conflict between the terms of this Amendment and the Amended Seller Warrant Agreement, the terms of this Amendment shall govern.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its officers thereunto duly authorized as of the date hereof.

Alion Science and Technology Corporation	Illinois Institute of Technology
By: /s/ Bahman Atefi	By: /s/ Lewis Collens

Name: Bahman Atefi Title: Chief Executive Officer	Name: Lewis Collens Title: President